Exhibit 24.5

POWER OF ATTORNEY

     The person whose signature appears below constitutes and appoints Jerome F. Tatar, John A. Luke, Jr., Wendell L. Willkie, II and James A. Buzzard and each of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, (i) to act on, sign and file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8 (the “Registration Statement”) by MeadWestvaco Corporation (“MeadWestvaco”) for the registration of shares of MeadWestvaco common stock (“Common Stock”) for issuance under the MeadWestvaco Compensation Plan for Non-Employee Directors, together with all schedules and exhibits thereto, (ii) to act on, sign and file with the Commission any and all amendments (including post-effective amendments) to the Registration Statement, together with all schedules and exhibits thereto, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, together with all schedules and exhibits thereto (iii) to act on, sign and file with the Commission or any state securities commission or regulatory agency all such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection with the Registration Statement and any amendments thereto, and (iv) to take any and all other actions that may be necessary or appropriate to effect the registration of the shares pursuant to the Registration Statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requested and necessary to be done in and about the premises as fully to all intents and purposes as he or she might do or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Duane E. Collins                                                                June 25, 2002
Duane E. Collins